EXHIBIT 10.2

BANCTRUST FINANCIAL GROUP, INC.

2001 INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), made and entered into as of the              day of                             , 20     (the “Grant Date”) [pursuant to the Plan, this needs to be the date the Board approves the grant], by and between                      (the “Participant”) and BancTrust Financial Group, Inc., an Alabama corporation (the “Company”), sets forth the terms and conditions of a Restricted Stock Award issued pursuant to the Company’s 2001 Incentive Compensation Plan (the “Plan”) and this Agreement. Any capitalized terms used but not defined herein shall have the meaning prescribed in the Plan.

1. Grant and Vesting of Restricted Stock.

(a) Subject to the provisions of this Agreement and to the provisions of the Plan, the Company hereby grants to the Participant                      shares of restricted Common Stock (the “Restricted Stock”). The period during which the Restricted Stock is not vested and is subject to Transfer Restrictions is referred to herein as the “Restriction Period.” The Restricted Stock is granted as of the Grant Date pursuant to, and subject to the terms and conditions of, the Plan.

(b) Subject to the terms and conditions of this Agreement, the Restricted Stock shall vest and no longer be subject to any Transfer Restrictions hereunder, so long as the Participant has remained continuously employed by the Company from the Grant Date through the                      anniversary of the Grant Date.

(c) If the Participant ceases to be employed by the Company or any of its Subsidiary Corporations during the Restriction Period as a result of Retirement, Permanent Disability, or death, the extent to which restrictions shall be deemed to have lapsed shall be determined by the Board of Directors by multiplying the number of shares of Restricted Stock which are unvested by a fraction, the numerator of which is the full number of calendar months the Participant is employed during the Restriction Period and the denominator of which is the total number of full calendar months in the Restriction Period. If the Participant ceases to be employed by the Company or any of its Subsidiary Corporations for any reason other than as described in the preceding sentence, he or she shall be deemed not to have satisfied the restrictions associated with the Restricted Stock Award and shall forfeit any unvested shares, unless the Board of Directors determines otherwise in its sole discretion (in which even the extent to which restrictions will be deemed to have lapsed shall not exceed the amount determined pursuant to the preceding sentence).

(d) In the event of a dissolution or complete liquidation of the Company, or a merger, consolidation or other Reorganization in which the Company is not the surviving or resulting corporation, the Restricted Stock shall immediately and fully vest and no longer be subject to any Transfer Restrictions hereunder.

(e) For purposes of this Agreement, employment with the Company shall include employment with the Company’s affiliates and its successors. Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in the employ of the Company or any of its affiliates or interfere in any way with the right of the Company or any such affiliates to terminate the Participant’s employment at any time.

2. Issuance of Shares.

Certificates representing the shares of Restricted Stock shall be issued and held by the Company or its designee in escrow and shall remain in the custody of the Company until their delivery to the Participant or the Participant’s estate pursuant to this Agreement and the Plan. Alternatively, such certificates may, in the Board of Directors’ discretion, be delivered to the Participant. Such certificates shall bear a legend noting the existence of the Transfer Restrictions. Subject to Section 8 (pertaining to the withholding of taxes), as soon as practicable after the restrictions on the Restricted Stock expire (provided there has been no prior forfeiture of the Restricted Stock pursuant to the terms of this Agreement and the Plan and further provided that the Participant delivers to the Company or its transfer agent any such certificates which were delivered to the Participant), the Company shall issue (or cause to be delivered) to the Participant one or more unlegended stock certificates in respect of the Restricted Stock. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Restricted Stock.

3. Nontransferability of the Restricted Stock.

Prior to the vesting date thereof, the Restricted Stock shall not be transferable by the Participant, directly or indirectly, by means of sale, assignment, exchange, hypothecation, encumbrance, pledge or otherwise (such restrictions, the “Transfer Restrictions”).

4. Rights as a Shareholder.

Except as otherwise specifically provided in this Agreement and the Plan, during the Restriction Period the Participant shall have all the rights of a shareholder with respect to the Restricted Stock, including without limitation the right to vote the Restricted Stock and the right to receive any dividends with respect thereto.

5. Adjustments.

In the event of a change in corporate capitalization (including, without limitation, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction such as a merger, consolidation, separation, spin-off (or other distribution of stock or property of the Company), any reorganization or any partial or complete liquidation of the Company, the shares of Restricted Stock granted hereby shall be treated in the same manner as other shares of Common Stock.

6. Payment of Fees and Other Expenses.

The Company agrees to pay any and all and expenses necessarily incurred by the Company in connection with the issuance of the Restricted Stock.

7. Validity of Share Issuance.

The shares of Restricted Stock have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and non-assessable.

8. Taxes and Withholding.

No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Restricted Stock, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. Notwithstanding anything to the contrary contained herein, the Participant may discharge this withholding obligation by directing the Company to withhold shares of Restricted Stock with a value on a vesting date equal to the minimum withholding obligation in connection with such vesting. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from the delivery of the Restricted Stock that gives rise to the withholding requirement.

9. Notices.

All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

(a) if to the Participant, to the address last provided by the Participant to the Company’s Human Resources Department;

(b) if to the Company:

BancTrust Financial Group, Inc.
100 St. Joseph Street
Mobile, Alabama 36602
Attention:

10. Laws Applicable to Construction.

The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Alabama without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Alabama.

11. Successors, Assigns and Transferees.

This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and each of their respective successors and assigns (including, upon the death of the Participant, the Participant’s estate).

12. Administration.

The authority to manage and control the operation and administration of this Agreement shall be vested in the Board of Directors, and the Board shall have all powers with respect to this Agreement as it has with respect to the Plan.

13. Incorporation of Plan.

All terms and conditions of the Plan are incorporated herein and made part hereof as if stated herein. The Participant may obtain a copy of the Plan from the office of the Senior Vice President of Human Resources of the Company.

14. Not an Employment Contract.

Neither this Agreement nor the issuance of any Restricted Stock shall confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary Corporation, nor shall they interfere in any way with any right the Company or any Subsidiary Corporation would otherwise have to terminate or modify the terms of the Participant’s employment or other service at any time.

15. Integration.

This Agreement and the other documents referred to herein, including without limitation the Plan, or delivered pursuant hereto, which form a part hereof contain the entire understanding of the parties with respect to their subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement, including without limitation the Plan, supersedes all prior agreements and understandings between the parties with respect to its subject matter.

16. Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together constitute one and the same instrument. Notwithstanding the foregoing, any duly authorized officer of the Company may execute this Agreement by providing an appropriate facsimile signature, and any counterpart or amendment hereto containing such facsimile signature shall for all purposes be deemed an original instrument duly executed by the Company.

17. Modification; Waiver.

No provision of this Agreement may be amended, modified, or waived unless such amendment or modification is agreed to in writing and signed by the Participant and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

IN WITNESS WHEREOF, the Participant has executed this Agreement on the Participant’s own behalf, thereby representing that the Participant has carefully read and understands this Agreement and the Plan, and the Company has caused this Agreement to be executed in its name and on its behalf, all as of the date first written above.

By:
Name:

BANCTRUST FINANCIAL GROUP, INC.

By:
W. Bibb Lamar, Jr.
President and Chief Executive Officer

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